UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934 (Amendment No.___)

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

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☐  Preliminary Proxy Statement

☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☑  Definitive Additional Materials

☐  Soliciting Material Under Rule § 240.14a-12

PDF SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

________________________________________________

(Name of Person(s) Filing proxy statement, if other than the Registrant)

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☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)  Date Filed:

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PDF Solutions, Inc.

AMENDMENT AND SUPPLEMENT TO PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON May 27, 2014

This amendment and supplement to the proxy statement of PDF Solutions, Inc. (the “Company”), which was filed with the U.S. Securities and Exchange Commission on April 15, 2014 (the “Proxy Statement”), is being provided to you in connection with our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 27, 2014 at 10:00 a.m., local time, at headquarters at, 333 West San Carlos Street, Suite 1000, San Jose, California 95110.

On May 12, 2014, Dr. Thomas Caulfield notified us that he was resigning from the Company’s Board of Directors effective as of, May 14, 2014. Dr. Caulfield is resigning because he is joining the executive team at GLOBALFOUNDRIES, Inc., one of the Company’s key customers, and not as a result of any dispute regarding the Company’s operation, policies or practices.

At this time, the Board is not nominating a replacement Class I director for election at the 2014 Annual Meeting. Other than Dr. Caulfield, the Class I nominees named in the 2014 Proxy Statement will stand for election at the meeting. Notwithstanding Dr. Caulfield’s resignation and withdrawal, the form of proxy card included in the Company’s definitive proxy materials remains valid. However, any votes that are or have been submitted with instruction to vote for all of the Board’s nominees will be voted only for the remaining two Class I nominees, as named in the 2014 Proxy Statement, and any votes that are or have been submitted with instruction to vote for Dr. Caulfield will be disregarded. If you have already submitted your proxy, you do not need to take any action unless you wish to change your vote.

This amendment and supplement should be read in conjunction with the Proxy Statement, and does not change the proposals to be acted upon at the Annual Meeting, which are described in the Proxy Statement, or the other information in the Proxy Statement.  If you have already submitted your proxy, this amendment and supplement does not require that you do so again.